Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD SECOND QUARTER 2015 RESULTS

Lake Forest, IL, July 21, 2015 – Packaging Corporation of America (NYSE: PKG) today reported record second quarter net income of $114 million, or $1.16 per share, compared to last year’s second quarter net income of $100 million, or $1.01 per share. Earnings included a net charge for special items for the Boise integration and DeRidder, Louisiana mill restructuring of $2 million, or $0.02 per share. Excluding special items, second quarter 2015 net income was a record $116 million, or $1.18 per share, compared to second quarter 2014 net income of $114 million, or $1.16 per share. Second quarter net sales were $1.5 billion in both 2015 and 2014.

Excluding special items, the $0.02 per share increase in second quarter 2015 earnings, compared to the second quarter of 2014, was driven by increased volume ($0.10), improved corrugated products sales mix ($0.02), lower costs for energy ($0.07) and chemicals ($0.02), and a lower tax rate ($0.04). These items were partially offset by lower white paper prices and mix ($0.10), lower export containerboard prices ($0.02), higher labor and benefit costs ($0.05), increased annual mill outage costs ($0.03) and higher wood costs ($0.02).

Packaging segment EBITDA in the second quarter of 2015 was $267 million with sales of $1,142 million compared to second quarter 2014 packaging EBITDA of $259 million, excluding special items, with sales of $1,145 million. Corrugated products shipments were up 2.1% compared to the second quarter of last year with the same number of workdays. Containerboard production was 937,000 tons which was an increase of 91,000 tons over last year’s second quarter including 79,000 tons from the D3 machine at DeRidder. Containerboard inventories were down 1,400 tons compared to the end of the first quarter and were down about 4,000 tons from year-end 2014.

Paper segment EBITDA in the second quarter of 2015 was $37 million with sales of $281 million compared to second quarter 2014 EBITDA of $45 million, excluding special items, with sales of $295 million. Office paper and printing and converting shipments were up, while pressure sensitive paper shipments were down compared to the second quarter of last year.

Commenting on results, Mark W. Kowlzan, CEO, said “We had an outstanding quarter operationally in both our mills and box plants which increased earnings significantly over prior guidance. The benefits from the improvements made at the DeRidder mill, during its first quarter outage, were realized faster than expected, which allowed further grade optimization in our containerboard mill system. In corrugated products, our sales mix improved seasonally more than we expected contributing to higher earnings. We also continued to improve operations and lower costs in our white paper mills which offset some of the impact of lower paper prices.”

“Looking ahead to the third quarter,” Mr. Kowlzan added, “we expect higher containerboard, corrugated products and white paper shipments, lower mill annual outage costs, and lower chemical costs. White paper prices are expected to be lower with announced price changes in industry trade publications. Finally, we plan to take our D3 paper machine at DeRidder down in September for 13 days to install additional dryers which will provide the capability to achieve design capacity and lower our costs. Considering these items, we expect third quarter earnings of $1.28 per share.”

In addition to PCA’s consolidated earnings results and the segment information that accompanies this press release, we posted other supplemental financial data for the second quarter on our website at www.packagingcorp.com.

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2015 Earnings Conference Call

WHEN:	Wednesday, July 22, 2015 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST	July 22, 2015 1:00 p.m. Eastern Time through

DATES:	August 5, 2015 11:59 p.m. Eastern Time

REBROADCAST	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

NUMBERS:	Passcode: 35494229

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended						Six Months Ended
	June 30				March 31,		June 30
	2015		2014		2015		2015		2014
Net sales	$1,454.3		$1,468.4		$1,425.7		$2,880.0		$2,899.7
Cost of sales	(1,130.6)	(1)	(1,157.6)	(1)	(1,148.7)	(1)	(2,279.3)	(1)	(2,287.5)	(1)
Gross profit	323.7		310.8		277.0		600.7		612.2
Selling, general, and administrative expenses	(121.9)		(122.9)		(117.3)		(239.2)		(239.3)
Other expense, net	(4.2)	(1)(2)	(7.7)	(2)	(2.6)	(2)	(6.8)	(1)(2)	(31.7)	(2)
Income from operations	197.6		180.2		157.1		354.7		341.2
Interest expense, net	(22.2)		(21.4)		(19.2)		(41.4)		(42.2)
Income before taxes	175.4		158.8		137.9		313.3		299.0
Provision for income taxes	(61.4)		(59.2)		(47.1)		(108.5)		(109.4)
Net income	$114.0		$99.6		$90.8		$204.8		$189.6
Earnings per share:
Basic	$1.16		$1.01		$0.92		$2.09		$1.93
Diluted	$1.16		$1.01		$0.92		$2.08		$1.93
Supplemental financial information:
Capital spending	$86.3		$97.3		$55.6		$141.9		$148.2
Cash balance	$163.7		$162.0		$126.4		$163.7		$162.0
 ____________

(1)
All periods presented include amounts from restructuring activities at our mill in DeRidder, Louisiana, including costs related to the conversion of the No. 3 newsprint machine to containerboard, our exit from the newsprint business, and other improvements. The restructuring charges primarily related to accelerated depreciation and were mostly recorded in "Cost of sales". We completed the restructuring activities in first quarter 2015, but we received $1.0 million of insurance proceeds related to the restructuring during the three months ended June 30, 2015, which we recorded in "Other expense, net". See page 3 for the amounts recorded in each period.

(2)
All periods presented include Boise acquisition integration-related and other costs, mostly recorded in "Other expense, net". These costs primarily relate to professional fees, severance, retention, relocation, travel, and other integration-related costs. See page 3 for the amounts recorded in each period.

The six months ended June 30, 2015 and the three months ended March 31, 2015, includes a $3.6 million tax credit from the State of Louisiana related to our recent capital investment and the jobs retained at the DeRidder, Louisiana, mill, which was recorded as a benefit in "Other expense, net".
The six months ended June 30, 2014, includes $17.6 million of costs accrued for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit. These costs are recorded in “Other expense, net”.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2015	2014	2015	2015	2014
Segment sales
Packaging	$1,142.2	$1,145.2	$1,099.3	$2,241.5	$2,242.6
Paper	281.1	295.2	297.3	578.4	604.5
Intersegment eliminations and other	31.0	28.0	29.1	60.1	52.6
	$1,454.3	$1,468.4	$1,425.7	$2,880.0	$2,899.7

Segment income (loss)
Packaging	$194.6	$166.4	$141.1	$335.7	$337.1
Paper	23.4	33.6	35.6	59.0	61.3
Corporate and Other	(20.4)	(19.8)	(19.6)	(40.0)	(57.2)
Income from operations	197.6	180.2	157.1	354.7	341.2
Interest expense, net	(22.2)	(21.4)	(19.2)	(41.4)	(42.2)
Income before taxes	$175.4	$158.8	$137.9	$313.3	$299.0

Segment income (loss) excluding special items (1)
Packaging	$195.3	$188.6	$152.3	$347.6	$363.3
Paper	23.4	32.6	35.6	59.0	60.9
Corporate and Other	(18.4)	(18.3)	(17.0)	(35.4)	(34.6)
	$200.3	$202.9	$170.9	$371.2	$389.6

EBITDA (1)
Packaging	$266.7	$253.8	$219.8	$486.5	$494.0
Paper	37.1	45.9	49.3	86.4	85.6
Corporate and Other	(19.4)	(17.9)	(18.6)	(38.0)	(53.4)
	$284.4	$281.8	$250.5	$534.9	$526.2

EBITDA excluding special items (1)
Packaging	$267.4	$258.8	$222.0	$489.4	$503.0
Paper	37.1	44.9	49.3	86.4	85.2
Corporate and Other	(17.4)	(16.4)	(16.0)	(33.4)	(30.8)
	$287.1	$287.3	$255.3	$542.4	$557.4
____________

(1)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2015	2014	2015	2015	2014
Packaging
Segment income	$194.6	$166.4	$141.1	$335.7	$337.1
DeRidder restructuring	(1.0)	17.8	10.3	9.3	21.8
Integration-related and other costs	1.7	4.4	0.9	2.6	4.4
Segment income excluding special items (1)	$195.3	$188.6	$152.3	$347.6	$363.3

Paper
Segment income	$23.4	$33.6	$35.6	$59.0	$61.3
Integration-related and other costs	—	(1.0)	—	—	(0.4)
Segment income excluding special items (1)	$23.4	$32.6	$35.6	$59.0	$60.9

Corporate and Other
Segment loss	$(20.4)	$(19.8)	$(19.6)	$(40.0)	$(57.2)
Integration-related and other costs	2.0	1.5	2.6	4.6	5.0
Class action lawsuit settlement	—	—	—	—	17.6
Segment loss excluding special items (1)	$(18.4)	$(18.3)	$(17.0)	$(35.4)	$(34.6)

Income from operations	$197.6	$180.2	$157.1	$354.7	$341.2

Income from operations, excluding special items(1)	$200.3	$202.9	$170.9	$371.2	$389.6
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended June 30				Three Months Ended
	2015		2014		March 31, 2015
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$114.0	$1.16	$99.6	$1.01	$90.8	$0.92
Special items(2):
DeRidder restructuring	(0.7)	(0.01)	11.2	0.12	6.6	0.07
Integration-related and other costs	2.3	0.03	3.0	0.03	2.2	0.02
Total special items	1.6	0.02	14.2	0.15	8.8	0.09
Excluding special items	$115.6	$1.18	$113.8	$1.16	$99.6	$1.01

	Six Months Ended June 30
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$204.8	$2.08	$189.6	$1.93
Special items (2):
DeRidder restructuring	5.9	0.06	13.8	0.14
Integration-related and other costs	4.5	0.05	5.7	0.06
Class action lawsuit settlement	—	—	11.2	0.11
Total special items	10.4	0.11	30.7	0.31
Excluding special items	$215.2	$2.19	$220.3	$2.24
____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2015	2014	2015	2015	2014
Net income	$114.0	$99.6	$90.8	$204.8	$189.6
Interest expense, net	22.2	21.4	19.2	41.4	42.2
Provision for income taxes	61.4	59.2	47.1	108.5	109.4
Depreciation, amortization, and depletion	86.8	101.6	93.4	180.2	185.0
EBITDA (1)	$284.4	$281.8	$250.5	$534.9	$526.2
Special items:
DeRidder restructuring	$(1.0)	$0.6	$1.3	$0.3	$4.6
Integration-related and other costs	3.7	4.9	3.5	7.2	9.0
Class action lawsuit settlement	—	—	—	—	17.6
EBITDA excluding special items (1)	$287.1	$287.3	$255.3	$542.4	$557.4
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2015	2014	2015	2015	2014
Packaging
Segment income	$194.6	$166.4	$141.1	$335.7	$337.1
Depreciation, amortization, and depletion	72.1	87.4	78.7	150.8	156.9
EBITDA (1)	266.7	253.8	219.8	486.5	494.0
DeRidder restructuring	(1.0)	0.6	1.3	0.3	4.6
Integration-related and other costs	1.7	4.4	0.9	2.6	4.4
EBITDA excluding special items (1)	$267.4	$258.8	$222.0	$489.4	$503.0

Paper
Segment income	$23.4	$33.6	$35.6	$59.0	$61.3
Depreciation, amortization, and depletion	13.7	12.3	13.7	27.4	24.3
EBITDA (1)	37.1	45.9	49.3	86.4	85.6
Integration-related and other costs	—	(1.0)	—	—	(0.4)
EBITDA excluding special items (1)	$37.1	$44.9	$49.3	$86.4	$85.2

Corporate and Other
Segment loss	$(20.4)	$(19.8)	$(19.6)	$(40.0)	$(57.2)
Depreciation, amortization, and depletion	1.0	1.9	1.0	2.0	3.8
EBITDA (1)	(19.4)	(17.9)	(18.6)	(38.0)	(53.4)
Integration-related and other costs	2.0	1.5	2.6	4.6	5.0
Class action lawsuit settlement	—	—	—	—	17.6
EBITDA excluding special items (1)	$(17.4)	$(16.4)	$(16.0)	$(33.4)	$(30.8)

EBITDA (1)	$284.4	$281.8	$250.5	$534.9	$526.2

EBITDA excluding special items (1)	$287.1	$287.3	$255.3	$542.4	$557.4
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.